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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 (File
No.       ) of our report, which includes an emphasis-of-a-matter paragraph related to the continued losses of Conductus, Inc., dated February 9, 1998 except for Notes 1 and 17 as to which the date is April 27, 1998 and Note 18, as to which the date is January 4, 1999, on our audit of the financial statements and the financial statement schedule of Conductus, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          PricewaterhouseCoopers LLP

San Jose, California
January 7, 1999